EXHIBIT 99.1

STRATA Skin Sciences Reports First Quarter 2016 Financial Results
Conference call and webcast, today at 4:30 pm Eastern Time

Horsham, PA, May 12, 2016 — (NASDAQ: SSKN) STRATA Skin Sciences, Inc. ("STRATA") a medical technology company dedicated to developing and commercializing innovative products for the treatment and diagnosis of serious dermatological disorders, today reported financial results for the quarter ended March 31, 2016.

First Quarter and Recent Corporate Highlights
•	First quarter total revenues of $7.6 million, which included recurring XTRAC revenue of $5.5 million, accounting for 72.5% of total revenues
•	Installed base of XTRAC systems in the U.S. expands to 730 systems placed, up 14.1% from 640 at the end of the first quarter 2015

The operating results of the Company for the three months ended March 31, 2016 include activity from the XTRAC and VTRAC businesses for the entire period. As a result of purchase accounting rules, the operating results of the XTRAC and VTRAC businesses for the three months ended March 31, 2015 are not included in consolidated statements of operations, including revenue amounts discussed in this release, for the period ended March 31, 2015.

"We continued to make solid progress with the XTRAC business in the first quarter of 2016," said Michael R. Stewart, President and CEO of the Company. "As we anticipated, first quarter procedure volume and system placements were seasonally soft as patients respond to deductible and co-pay resets which occur in the first quarter of the year for many healthcare plans. New marketing initiatives planned for the second quarter and the rest of the year include broadcasting a new TV commercial with greater direct-to-patient appeal, enhanced radio spots, a greater social media presence for XTRAC and an improved XTRAC website for patients."

"We are excited about the opportunity for growth of the XTRAC system in the near- and long-term as dermatologists and their patients look for highly effective, less costly treatment options," added Mr. Stewart.

Reported Financial Results
Revenues for the first quarter of 2016 were $7.6 million compared with revenues for the first quarter of 2015 of $0.8 million.

Net loss for the first quarter of 2016 was $1.4 million or ($0.26) per diluted share, which included other income of $2.0 million for the change in fair value of warrant liability, $1.2 million in interest expense, $1.7 million in depreciation and amortization expenses and $0.1 million for income tax expense. This compares with a net loss for the first quarter of 2015 of $7.3 million or ($1.12) per diluted share, which included other expense of $1.3 million for the change in fair value of warrant liability, $2.3 million in interest expense and $0.3 million in depreciation and amortization expenses.

As of March 31, 2016 the Company had cash, cash equivalents and short-term investments of $3.1 million, compared with $3.3 million of unrestricted cash as of December 31, 2015.

In order to provide information that is helpful to investors relating to the historical and current growth of the XTRAC recurring revenues, the Company is providing the following table, including information obtained from the predecessor company's disclosures of previous period results.

Q1 2016 Supplemental Proforma Financial Information
As of March 31, 2016, Q1 Earnings Report
(unaudited)
(in thousands)

	2015								2016
	Qtr. 1		Qtr. 2		Qtr. 3	Qtr. 4	YTD		Qtr. 1
XTRAC Recurring Revenue	$5,376	*	$6,678	**	$7,032	$7,479	$26,565	***	$5,528

*As reported by PhotoMedex, Inc.
**$104 reported by the Company; balance reported by PhotoMedex, Inc.
***$14,615 reported by the Company; balance reported by PhotoMedex, Inc.

Non-GAAP Measures
To supplement the Company's consolidated financial statements, prepared in accordance with GAAP, the Company provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted EBITDA.

The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company's core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	Three Months Ended March 31,
	2016		2015
	(in thousands) (Unaudited)
Net loss as reported		$(1,437)	$(7,272)
Adjustments:
Depreciation and amortization expense		1,684	316
Interest expense, net		532	139
Non-cash interest expense		686	2,185
Income taxes		66	-

EBITDA		1,531	(4,632)

Stock-based compensation expense		170	230
Change in fair value of warrants		(1,985)	1,334

Non-GAAP adjusted EBITDA	$	(284)	$(3,068)

STRATA previously announced the scheduling of a conference call with investors to review the results of the Fourth quarter. Following is the pertinent information for accessing that call.

Conference Call Detail:
Date:	Thursday, May 12
Time:	4:30 pm Eastern Time
Toll Free:	888-576-4387
International:	719-457-2697
Passcode:	3418132
Webcast:	www.strataskinsciences.com

Replays available through May 26, 2016:
Toll Free:	877-870-5176
International:	858-384-5517
Replay Pin:	3418132

About STRATA Skin Sciences, Inc.
(www.strataskinsciences.com)
STRATA Skin Sciences is a medical technology company focused on the therapeutic and diagnostic dermatology market. Its products include the XTRAC® laser and VTRAC® excimer lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions, and the MelaFind® system used to assist in the identification and management of melanoma skin cancer.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company's plans, objectives, expectations and intentions and may contain words such as "will," "may," "seeks," and "expects," that suggest future events or trends. These statements, including the Company's ability to generate the anticipated revenue stream, the Company's ability to generate sufficient cash flow to fund the Company's ongoing operations beginning at any time in the future, the public's reaction the Company's new advertisements and marketing campaign, and the Company's ability to build a leading franchise in medical dermatology, are based on the Company's current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company's expectations due to financial, economic, business, competitive, market, regulatory and political factors or conditions affecting the Company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the Company's SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all of these forward-looking statements may prove to be incorrect or unreliable. The Company assumes no duty to update its forward-looking statements and urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contacts:
Christina L. Allgeier, Chief Financial Officer	Bob Yedid, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3267	646-597-6989
callgeier@strataskin.com	Bob@LifeSciAdvisors.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,120	$3,303
Restricted cash	-	15
Accounts receivable, net	3,247	4,068
Inventories, net	4,152	4,128
Other current assets	377	465
Property and equipment, net	12,818	13,851
Goodwill and other intangible assets	23,701	24,155
Other non-current assets, net	94	94
Total assets	$47,509	$50,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Long-term debt and other notes payable	$11,539	$10,150
Accounts payable and accrued current liabilities	5,142	6,607
Current portion of deferred revenues	225	173
Senior secured convertible debentures, net	10,308	9,839
Warrant liability	5,057	7,042
Other long-term liabilities	206	181
Stockholders' equity	15,032	16,087
Total liabilities and stockholders' equity	$47,509	$50,079

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2016	2015

Revenues	$7,620	$81

Cost of revenues	3,422	711

Gross profit (loss)	4,198	(630)

Operating expenses:
Engineering and product development	525	239
Selling and marketing	3,710	1,027
General and administrative	2,101	1,736
	6,336	3,002

Operating loss before other income (expense), net	(2,138)	(3,632)

Other income (expense), net:
Interest expense, net	(1,218)	(2,324)
Change in fair value of warrant liability	1,985	(1,334)
Other (expense) income, net	-	18
	767	(3,640)

Loss before income taxes	(1,371)	(7,272)

Income tax expense	(66)	-

Net loss	$(1,437)	$(7,272)

Net loss per share:
Basic	$(0.14)	$(1.12)
Diluted	$(0.26)	$(1.12)

Shares used in computing net loss per share:
Basic	10,339,657	6,471,906
Diluted	13,307,923	6,471,906

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Three Months Ended March 31,
	2016	2015
Cash Flows From Operating Activities:
Net loss	$(1,437)	$(7,272)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,684	316
Stock-based compensation	170	230
Amortization of debt discount	639	2,015
Amortization of deferred financing costs	48	180
Change in fair value of warrant liability	(1,985)	1,334
Other	100	1
Changes in operating assets and liabilities:
Current assets	846	251
Current liabilities	(1,461)	(155)
Net cash used in operating activities	(1,396)	(3,201)

Cash Flows From Investing Activities:
Lasers placed-in-service, net	(197)	-
Other	15	(100)
Net cash used in investing activities	(182)	(100)

Cash Flows From Financing Activities:
Proceeds from term debt	1,500	-
Other financing activities	(105)	-
Net cash provided by financing activities	1,395	-

Net decrease in cash and cash equivalents	(183)	(3,201)
Cash and cash equivalents, beginning of period	3,303	11,434

Cash and cash equivalents, end of period	$3,120	$8,233

Supplemental information:
Cash paid for interest	$442	$139

Supplemental information of non-cash investing and financing activities:
Conversion of convertible preferred stock into common stock	$-	$1,508
Conversion of senior secured convertible debentures into common stock	$165	$2,308
Reclassification of property and equipment to inventory, net	$-	$26
Recognition of warrants issued as debt discount	$47	$-